Angion Provides Corporate Update and Reports Fourth Quarter and Full Year 2020 Financial Results

Uniondale, NY – March 30, 2021 – Angion Biomedica Corp. (NASDAQ:ANGN), a late-stage biopharmaceutical company focused on the discovery, development, and commercialization of novel small molecule therapeutics to address acute organ injuries and fibrotic diseases, today provided a corporate update and reported financial results for the fourth quarter and year ended December 31, 2020.

“This a very exciting time for Angion,” said Dr. Jay R. Venkatesan, Angion’s President and Chief Executive Officer. “With multiple data readouts across our clinical programs expected over the remainder of 2021, including our lead product candidate ANG-3777, we believe our company is on track to potentially improve outcomes for a number of patient populations. To support these efforts, we recently completed an initial public offering and concurrent private placement raising gross proceeds of $117 million to help finance the advancement of our clinical pipeline towards regulatory approvals.”

“In 2020, we advanced the clinical development of our lead program ANG-3777, a small molecule HGF mimetic, being investigated in acute organ injuries,” continued Dr. Venkatesan. “We completed enrollment for our Phase 3 trial in patients with delayed graft function, where we expect to report topline data by the end of 2021. In addition, we signed a transformative licensing agreement with Vifor Pharma for ANG-3777 in renal indications.”

Upcoming 2021 Key Milestones

Programs	Milestones
ANG-3777
•Topline Phase 2 data for ANG-3777 in acute lung injury associated with COVID-19 related pneumonia in H1 2021
•Topline Phase 2 data for ANG-3777 in acute kidney injury associated with cardiac surgery involving cardiopulmonary bypass surgery in H1 2021
•Phase 3 data for ANG-3777 in transplant-associated acute kidney injury, also known as delayed graft function, by the end of 2021

ANG-3070	•Phase 1 data from healthy volunteer study in H1 2021 •Initiation of Phase 2 trial of ANG-3070 in patients with proteinuric kidney diseases in 2021

Full Year 2020 and Recent Corporate Highlights

•Closed successful initial public offering and concurrent private placement with aggregate gross proceeds of $117.0 million in February 2021
•Signed a license agreement with Vifor Pharma for global rights except in Greater China to commercialize ANG-3777 in renal indications, which is valued up to $1.9 billion in development, commercial, and sales milestones plus royalties of up to 40% on net sales
•Completed enrollment of the Phase 3 trial of ANG-3777 in patients with delayed graft function
•Completed enrollment of the ANG-3777 Phase 2 trial in Brazil in patients with acute lung injury associated with COVID-19 pneumonia who are at high risk of progressing to ARDS
•Published results from the Phase 2 trial of ANG-3777 to treat patients with delayed graft function in the scientific journal Transplantation in May 2020
•Appointed industry leaders Dr. Allen R. Nissenson, Dr. Gilbert S. Omenn, and Karen J. Wilson to the Board of Directors and appointed Victor Ganzi as lead independent director
•Appointed Jennifer J. Rhodes as Sr. VP, General Counsel, Chief Compliance Officer, and Corporate Secretary

Fourth Quarter and Full Year 2020 Financial Results

As of December 31, 2020, Angion had cash and cash equivalents totaling $34.6 million. Subsequent to the end of the year, the Company completed its initial public offering and a concurrent private placement with aggregate gross proceeds of $117.0 million. Angion expects current cash resources, combined with the potential milestones payable under its license agreement with Vifor for the development and commercialization of ANG-3777 in renal indications, to be sufficient to fund planned operations into 2022.

Contract revenue for the three and twelve months ended December 31, 2020 was $0.2 million compared with zero in the same periods in 2019.

Grant revenue for the three months ended December 31, 2020 was $0.3 million compared with $0.7 million for the three months ended December 31, 2019. Grant revenue for the year ended December 31, 2020 was $2.7 million compared with $1.5 million for the year ended December 31, 2019.

Research and development expenses for the three months ended December 31, 2020 were $11.1 million compared with $10.4 million for the three months ended December 31, 2019. Research and development expenses for the year ended December 31, 2020 were $39.0 million compared with $29.8 million for the year ended December 31, 2019.

General and administrative expenses for the three months ended December 31, 2020 were $3.1 million compared with $4.1 million for the three months ended December 31, 2019. General and administrative expenses for the year ended December 31, 2020 were $18.0 million compared with $9.6 million for the year ended December 31, 2019.

Net losses for the three months ended December 31, 2020 were $28.9 million compared with $16.0 million for three months ended December 31, 2019. Net losses for the year ended December 31, 2020 were of $80.1 million, compared with $40.7 million for the year ended December 31, 2019.

About Angion

Angion is committed to transforming the treatment paradigm for patients suffering from acute organ injuries and fibrotic diseases for which there are no approved medicines or where existing approved medicines have limitations. Angion’s lead product candidate, ANG-3777, is a hepatocyte growth factor (HGF) mimetic currently being evaluating in a Phase 3 registration trial for delayed graft function in patients undergoing deceased donor kidney transplantation, a Phase 2 trial in cardiac-surgery associated acute kidney injury, and a Phase 2 trial in patients with COVID-19 related pneumonia at high risk for acute respiratory distress syndrome. Angion is also currently evaluating ANG-3070, a tyrosine kinase receptor inhibitor for the treatment of fibrotic disease, in Phase 1. Additionally, Angion has preclinical programs for a rho kinase 2 (ROCK2) inhibitor and a CYP11B2 (aldosterone synthase) inhibitor. For more information, please visit www.angion.com.

Forward Looking Statements

Statements contained in this press release regarding matters that may occur in the future are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements in this press release regarding Angion’s expectations regarding the potential safety and efficacy of the Company’s product candidates, including ANG-3777 and ANG-3070, the potential results and outcomes of our clinical development programs involving ANG-3777 or other product candidates, the timing of the availability of and Angion’s disclosure of topline data from such programs, and the adequacy of our cash resources over time. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: Angion’s ability to demonstrate sufficient evidence of efficacy and safety in its clinical trials of ANG-3777 and its other product candidates; the accuracy of the Company’s estimates relating to its ability to initiate and/or complete clinical trials; the results of preclinical studies to be predictive of future results; the unpredictability of the regulatory process; regulatory developments in the United States, and other foreign countries; the costs of clinical trials may exceed expectations; the Company’s ability to raise additional capital; the effects of COVID-19 on the Company’s clinical programs and business operations. For a description of risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 30, 2021, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Angion undertakes no obligation to update any forward-looking statement in this press release, except as required by law.

Contact
Daniel Ferry
LifeSci Advisors
617-430-7576
daniel@lifesciadvisors.com

ANGION BIOMEDICA CORP.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited)
Revenue:
Contract revenue	$193	$—	$193	$—
Grant revenue	266	696	2,687	1,487
Total revenue	459	696	2,880	1,487
Operating expenses:
Cost of grant revenue	126	299	1,190	640
Research and development	11,065	10,447	38,977	29,837
General and administrative	3,118	4,143	17,986	9,601
Total operating expenses	14,309	14,889	58,153	40,078
Loss from operations	(13,850)	(14,193)	(55,273)	(38,591)
Other income (expense), net	(15,025)	(1,822)	(24,834)	(2,067)
Net loss	(28,875)	(16,015)	(80,107)	(40,658)
Net loss per common share, basic and diluted	$(1.90)	$(1.11)	$(5.43)	$(2.82)
Weighted average common shares outstanding, basic and diluted	15,206,506	14,435,279	14,762,120	14,435,279

ANGION BIOMEDICA CORP.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$34,607	$5,571
Grants receivable	—	440
Prepaid expenses and other current assets	7,690	95
Total current assets	42,297	6,106
Property and equipment, net	156	209
Right of use assets	4,072	4,572
Investments in related parties	822	999
Total assets	$47,347	$11,886
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$5,578	$11,239
Accrued expenses	6,665	2,661
Lease liability—current	611	1,033
Deferred revenue—current	3,942	—
Warrant liability	10,704	5,794
Convertible promissory notes payable at fair value	51,170	5,848
Series C convertible preferred stock at amortized cost	26,001	—
Series C convertible preferred stock at fair value	2,518	—
Other short-term debt	260	—
Total current liabilities	107,449	26,575
Lease liability—noncurrent	3,847	3,897
Deferred revenue—noncurrent	25,865	—
Other long-term debt	635	—
Total liabilities	137,796	30,472
Stockholders' deficit
Series A convertible preferred stock, $0.01 par value per share; 19,448 authorized shares; none issued or outstanding as of December 31, 2020 and 2019, respectively	—	—
Series B convertible preferred stock, $0.01 par value per share; 73,707 authorized shares; none issued or outstanding as of December 31, 2020 and 2019, respectively	—	—
Common stock, $0.01 par value per share; 30,000,000 authorized shares; 15,632,809 and 14,758,718 shares issued as of December 31, 2020 and 2019, respectively; 15,316,721 and 14,446,554 shares outstanding as of December 31, 2020 and 2019, respectively	156	148
Treasury stock, 316,088 and 312,164 and shares outstanding as of December 31, 2020 and 2019, respectively	(1,846)	(1,810)
Additional paid-in capital	72,136	63,531
Accumulated other comprehensive loss	(333)	—
Accumulated deficit	(160,562)	(80,455)
Total stockholders' deficit	(90,449)	(18,586)
Total liabilities and stockholders' deficit	$47,347	$11,886